Exhibit 99.1

Axiall Provides Update on Repairs
at Lake Charles, Louisiana, Chemicals Facility

ATLANTA — February 6, 2014 — Axiall Corporation today updated its assessment of the PHH vinyl chloride monomer manufacturing facility at the company’s Lake Charles chemicals complex in Louisiana that was affected by the December 20 fire. Based on its current assessment the company anticipates operations to resume near the end of the first quarter of 2014.  The company estimates that the repairs and lost production will have minimal impact on fourth quarter 2013 financial results but will reduce first quarter 2014 operating income by approximately $25 million.

About Axiall

Axiall Corporation (NYSE: AXLL) is a leading integrated chemicals and building products company.  It is an international manufacturer of chlor-alkali and derivatives, chlorovinyls and aromatics products including chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, muriatic acid, phosgene derivatives, polyvinyl chloride, vinyl compounds, acetone, cumene and phenol.  It also manufactures vinyl-based building and home improvement products that are marketed under Royal Building Products®, Celect Cellular Exteriors®, Zuri Premium Decking®, Royal Kor Flo®, Overture® patio doors, Genesis Cellular Window System®, Royal S4S Trimboard® and Exterior Portfolio® brand names.   Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers.  For more information, visit www.axiall.com.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “anticipate,” “believe,” “plan,” “estimate,” “project,” “may,” “will,” “intend,” “target,” “expect,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These statements relate to, among other things: our expectations regarding the timing of the resumption of operations at our PHH facility and the anticipated impact of the December 2013 fire at our PHH facility on our most recently completed fiscal period and future periods.  These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results and timing to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include, among other things, Axiall’s inability to (a) timely obtain the components, equipment, parts, labor, contractors and other materials and/or service providers necessary to repair our PHH facility in a timely manner; (b) the costs of the components, equipment, parts, labor, contractors and other materials and/or service providers needed to repair our PHH facility being greater than expected; (c) the length of time necessary to repair our PHH facility; (d) the commissioning, testing and start-up of the PHH facility taking longer than expected after the repairs of the facility have been completed; and (e) uncertainties regarding future prices, industry capacity levels and demand for Axiall’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products, Axiall’s ability to generate sufficient cash flows from its business, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

CONTACTS:
Investor Relations	Media
Martin Jarosick	Alan Chapple
770-395-4524	770-395-4538